Exhibit 99.1

PDS Biotech Reports Second Quarter 2026 Financial Results

PRINCETON, N.J., August 13, 2026 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a clinical-stage biotechnology company focused on developing targeted immunotherapies for cancer, today provided a business and clinical programs update and reported financial results for the quarter ended June 30, 2026.

Clinical and Corporate Update

•
Announced publication of positive clinical and immunological biomarker data from Stage 1 of the NCI-led metastatic colorectal cancer (mCRC) Phase 2, open-label, single-center, non-randomized clinical trial evaluating PDS0301 (formerly PDS01ADC), the Company’s tumor-targeted IL-12 immunocytokine. The clinical trial results, published in the March 2026 issue of the Journal of Clinical Oncology (JCO) Oncology Advances, included:

o	Objective response rate (ORR) by RECIST v1.1: 77.8% (7/9) at six months; in the parallel trial without PDS0301, the ORR was 35% (7/20)
o	24-month survival rate approximately 80%; in the parallel trial without PDS0301, the 24-month survival rate was approximately 35%
o	Extrahepatic progression-free survival (PFS): median not reached at minimum follow-up of 13.1 months; in the parallel trial without PDS0301, the PFS was 8.1 months

On August 11, 2026, the Company issued a shareholder letter outlining its strategic refocus to prioritize PDS0301, its tumor-targeted IL-12 immunocytokine, as its lead development program. As part of this strategy, the Company will cease further internal investment in PDS0101, including the discontinuation of the VERSATILE-003 Phase 3 trial, and intends to pursue strategic partnerships or other externally funded opportunities for the continued development of PDS0101. The Company believes that concentrating its capital and development resources on PDS0301, while maintaining financial discipline and preserving the potential value of PDS0101 through partnerships, may provide the strongest path toward creating long-term value for patients and shareholders.

Second Quarter 2026 Financial Results

Reported net loss was $9.8 million, or $0.18 per basic and diluted share, for the three months ended June 30, 2026, compared to $9.4 million, or $0.21 per basic and diluted share, for the three months ended June 30, 2025.

Research and development expenses were $3.3 million for the three months ended June 30, 2026, compared to $4.2 million for the three months ended June 30, 2025. The decrease was primarily attributable to lower clinical trial costs, manufacturing costs and personnel costs, partially offset by higher stock-based compensation expense.

General and administrative expenses were $3.2 million for the three months ended June 30, 2026, compared to $3.4 million for the three months ended June 30, 2025. The decrease was primarily attributable to a decrease in professional fees.

Total operating expenses were $6.5 million for the three months ended June 30, 2026, compared to $7.6 million for the three months ended June 30, 2025.

Net interest expenses were $3.3 million for the three months ended June 30, 2026, compared to $1.8 million for the three months ended June 30, 2025. The increase was primarily due to a non-cash charge for loss on retirement of debt, partially offset by lower cash interest payments.

The Company’s cash balance as of June 30, 2026, was $5.6 million.

About PDS Biotechnology

PDS Biotechnology is a clinical-stage biotechnology company focused on developing targeted immunotherapies for cancer. Following a strategic review, the Company has prioritized PDS0301, its investigational tumor-targeted interleukin-12 (IL-12) immunocytokine, as its lead development program. PDS0301 is designed to deliver IL-12 preferentially to the tumor microenvironment, with the goal of enhancing anti-tumor immune activity while limiting systemic exposure. PDS0301 has been clinically evaluated across multiple solid tumors, including metastatic colorectal cancer and prostate cancer. The Company is focused on advancing PDS0301 in indications where its tumor-targeted mechanism and potential to modify the tumor microenvironment may complement established and emerging cancer therapies and help address mechanisms of treatment resistance. PDS Biotechnology also owns the Versamune® platform, including PDS0101, which has been evaluated in HPV16-positive cancers. Following its strategic review, the Company decided to prioritize its capital and development resources toward PDS0301 and intends to pursue strategic partnerships or other externally funded opportunities for the continued development of PDS0101.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0301 (formerly PDS01ADC), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0301, PDS0103 and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; the anticipated benefits of the Company strategic refocus on PDS0301; the Company’s ability to identify, negotiate and consummate strategic partnerships or other externally funded opportunities for PDS0101; the Company’s ability to preserve, realize or enhance the value of its development programs; the Company’s expectations regarding the timing, availability and sufficiency of capital resources to execute its business strategy; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Jude Gorman / Kiki Torpey
Collected Strategies
PDS-CS@collectedstrategies.com

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PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development expenses	$3,265,586	$4,212,918	$6,722,618	$10,043,918
General and administrative expenses	3,231,148	3,410,433	6,295,203	6,685,191
Total operating expenses	$6,496,734	$7,623,351	$13,017,821	$16,729,109

Loss from operations	$(6,496,734)	$(7,623,351)	$(13,017,821)	$(16,729,109)

Interest income (expense)
Interest income	$125,405	$333,624	$312,219	$711,473
Interest expense	(3,379,246)	(2,144,481)	(4,394,029)	(3,075,359)
Interest income (expense), net	$(3,253,841)	$(1,810,857)	$(4,081,810)	$(2,363,886)

Loss before income taxes	$(9,750,575)	$(9,434,208)	$(17,099,631)	$(19,092,995)
Benefit from income taxes	-	-	-	1,169,820
Net loss and comprehensive loss	$(9,750,575)	$(9,434,208)	$(17,099,631)	$(17,923,175)

Per share information:
Net loss per share, basic and diluted	$(0.18)	$(0.21)	$(0.31)	$(0.41)
Weighted average common shares outstanding basic and diluted	55,659,669	45,902,502	55,659,669	43,226,618

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Selected Balance Sheet Data
(Unaudited)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$5,596,254	$26,711,969
Working capital	$(5,332,283)	$18,770,871
Total assets	$8,807,213	$30,494,083
Long term debt	$-	$11,733,350
Accumulated deficit	$(233,706,135)	$(216,606,504)
Total stockholders’ equity	$(3,579,739)	$9,251,833